ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                  AGROSOL, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, the President of Agrosol, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing document number P97000004369, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Board of Directors and majority consent of the shareholders of said Corporation dated November 7, 1998, the Directors and shareholders approved the Amendment to the Corporation's Articles of Incorporation as follows:

         Article I shall be deleted in its entirety and substituted with the following:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation shall be "PHON-NET CORPORATION".

         The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to a Unanimous Written Consent of the Board of Directors and by a majority of the shareholders of the Common Stock of the Corporation dated October 5, 1998, acting by Written Consent pursuant to Sections 607.0821 and 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of November 7, 1998.

                                                    AGROSOL, INC.


                                                    By: /s/ Brian Collins
                                                        ------------------------
                                                        Brian Collins, President


James M. Schneider, Esq., Florida Bar No. 214338
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida 33301
(954) 763-1200